Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港紅磡德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of ZW Data Action Technologies Inc. (“the Company”) on Form S-8 (File No. 333-178269) filed with the Securities and Exchange Commission (“SEC”) on December 1, 2011, Form S-8 (File No. 333-206979) filed with the SEC on September 16, 2015, Form S-8 (File No. 333-252776) filed with the SEC on February 5, 2021, Form S-3 (File No. 333-228061) filed with the SEC on October 30, 2018, as amended on July 10, 2020 and Form S-3 (File No. 333-254339) filed with the SEC on March 16, 2021, as amended on April 22, 2021 of our report dated April 15, 2022, with respect to our audits of the consolidated financial statements of the Company as at December 31, 2021 and 2020 and for each of the two fiscal years in the period ended December 31, 2021, which report is included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

April 15, 2022